EXHIBIT 99.1

CDK Global Reports Third Quarter Fiscal 2016 Results

GAAP Revenues Rise 2%; Adjusted Revenues Rise 5%, 6% on a Constant Currency Basis

GAAP Net Earnings Decrease 4%; Adjusted Net Earnings Increase 23%

Increases Fiscal 2016 Earnings Forecast;

Adjusted Revenues to Rise 4% to 5%; Adjusted Net Earnings to Grow 27% to 28%

Will Provide Additional Detail on Transformation Plan on Earnings Call

HOFFMAN ESTATES, Ill., May 05, 2016 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today announced its third quarter fiscal 2016 financial results and increased its earnings outlook for fiscal 2016. Year-over-year highlights are below:

Third Quarter Fiscal 2016 Results	As Reported	As Adjusted
Revenues	up 2% to $537.7 million	up 5% to $537.7 million
Earnings before income taxes	down 14% to $78.6 million	up 12% to $98.3 million
Net earnings attributable to CDK	down 4% to $53.8 million	up 23% to $66.4 million
Diluted net earnings attributable to CDK per share	down 3% to $0.34 per share	up 27% to $0.42 per share
EBITDA margin	n/m	up 240 bps to 25.6%

“Our fiscal third quarter results reflect solid execution, delivering positive results in our core business operations and progress against our ongoing transformation plan,” said Brian MacDonald, chief executive officer, CDK. “Our focus continues to be on implementing our plan. Ultimately, we believe our efforts will deliver an excellent customer experience and allow us to realize significant earnings growth and margin expansion.”

Discussion of Results

Growth in “As Adjusted” revenues and earnings before income taxes was negatively impacted 1 and 3 percentage points, respectively, by unfavorable foreign exchange rates for the quarter. The “As Reported” and “As Adjusted” amounts include costs related to the CEO transition plan of $8.1 million for the quarter.  These transition costs reduced growth in both earnings before income taxes and net earnings 9 percentage points, and reduced adjusted pretax and EBITDA margin expansion 150 and 90 basis points, respectively.

The effective tax rate in the “As Reported” and “As Adjusted” results above includes a net tax benefit of $4.6 million, which contributed $0.03 of diluted earnings per share and approximately 9 percentage points of growth in both net earnings and diluted earnings per share for the third quarter of fiscal 2016. This net tax benefit is comprised of a $5.4 million cumulative tax benefit associated with domestic production activities, which is a permanent tax deduction generated by certain revenues, a $1.4 million tax benefit due to the year-to-date effect of lower non-deductible stock compensation and a $1.2 million net tax benefit for other non-recurring adjustments, partially offset by a $3.4 million tax charge associated with the anticipated repatriation of cash from certain foreign jurisdictions.

Fiscal 2016 results have been adjusted to exclude costs related to the business transformation plan and fiscal 2015 results have been adjusted for certain items for comparability to fiscal 2016. Please refer to the tables at the end of this release for a reconciliation of the "As Reported" results to the "As Adjusted" results. All comparisons throughout the remainder of this release are on an "As Adjusted" basis.

Automotive Retail North America

Automotive Retail North America revenues grew 4% for the third quarter or 5% on a constant currency basis compared to last year’s third quarter. Acquisition revenues contributed 1 point of growth for the quarter. Pretax earnings increased 13%, or 14% on a constant currency basis. Pretax margin expanded 260 basis points primarily due to operating efficiencies associated with the business transformation plan resulting in lower labor-related costs together with improved economies of scale from increased revenues. The quarter’s pretax margin expansion was partially offset by higher employee-related costs, primarily incentive compensation, compared to last year’s third quarter.

Automotive Retail International

Automotive Retail International revenues were flat compared with last year’s third quarter due to unfavorable foreign exchange rates.  On a constant currency basis, revenues grew 6%. Pretax earnings increased 25% for the third quarter, or 33% on a constant currency basis. Pretax margin expanded 400 basis points primarily due to scale from increased revenues and operating efficiencies associated with the business transformation plan.

Digital Marketing

Digital Marketing revenues grew 10% for the third quarter compared to last year’s third quarter. Pretax earnings increased 68%, or 70% on a constant currency basis.  Pretax margin expanded 530 basis points due to increased network advertising revenues and increased operating efficiencies associated with the business transformation plan. These benefits were partially offset by a lower customer website count compared to a year ago.

Fiscal 2016 Forecast

Despite the items below and based on the results for the first nine months of the fiscal year, we have increased our earnings growth and margin forecasts for the full year. Fiscal 2016 results have been adjusted to exclude costs related to the business transformation plan and a net gain associated with an indemnification receivable in the second quarter of fiscal 2016. Fiscal 2015 results were adjusted for certain items for comparability to fiscal 2016 as shown in our fiscal 2015 year-end earnings press release and presented at the end of this release. On this adjusted basis, the forecast is as follows:

  Revenues – we anticipate 4% to 5% growth from $2,017.3 million in fiscal 2015
  Earnings before income taxes – we anticipate 26% to 27% growth from $333.3 million in fiscal 2015
  Pretax margin – we anticipate approximately 350 basis points of expansion from 16.5% in fiscal 2015
  EBITDA margin – we anticipate approximately 350 basis points of expansion from 22.9% in fiscal 2015
  Net earnings attributable to CDK – we anticipate 27% to 28% growth from $210.5 million in fiscal 2015
  Diluted net earnings attributable to CDK per share – we anticipate approximately 30% growth from $1.30 in fiscal 2015

We continue to anticipate a year-over-year negative impact to earnings and margins for fiscal 2016 due to:

  Expenses relating to the CEO transition that are expected to total approximately $9 million and have the following impact for fiscal 2016:
    Negative impact to both growth in earnings before income taxes and net earnings of approximately 3 percentage points
    Negative impact to pretax margin of approximately 40 basis points
    Negative impact to EBITDA margin of 20 to 30 basis points

  Unfavorable fluctuations in foreign exchange rates. Current estimates for fiscal 2016 are:
    Negative impact to revenues of approximately $40 million, or 2 percentage points
    Negative impact to earnings before income taxes of approximately $10 million, or 3 percentage points

  Interest expense from the term loan entered into to fund the ASR in December 2015 that has the following impact for fiscal 2016:
    Negative impact to diluted earnings per share attributable to CDK of approximately $0.01 due to approximately $3 million of additional interest expense

Partially offsetting the impact of the above items to earnings per share is:

  The execution of the ASR agreement which resulted in an initial delivery of 4.3 million shares to CDK during the second quarter of fiscal 2016. This is anticipated to contribute approximately $0.02 of earnings per share attributable to CDK for the full year. We anticipate settlement of the remaining shares of the ASR in the fourth quarter.

The fiscal 2016 forecast has been updated to include additional EBITDA of approximately $50 million attributable to the execution of our business transformation plan, of which approximately $25 million is anticipated in the fourth quarter.

Effective Tax Rate

CDK's anticipated adjusted effective tax rate for fiscal 2016 is 34.0% to 34.5% compared with 34.5% in fiscal 2015. This is lower than the prior estimate of 35.5% to 36.0% due to the tax benefits recorded in the third quarter of fiscal 2016. The fiscal 2015 adjusted effective tax rate excludes the impact of separation costs which were primarily non-deductible and the $4.6 million increase to income tax expense related to the tax law change for bonus depreciation. The fiscal 2015 adjusted effective tax rate includes a non-recurring tax benefit in the first quarter of fiscal 2015 associated with a valuation allowance adjustment.

Separation from ADP

CDK began operating as a public company on October 1, 2014 following its spin-off from ADP on September 30, 2014.

Website Schedules

Other financial information, including financial statements and supplementary schedules presented on an “As Reported” and “As Adjusted” basis, and the schedule of quarterly revenues and pretax earnings by reportable segment have been updated for the third quarter of fiscal 2016 and will be posted to the CDK Investor Relations website, http://investors.cdkglobal.com, in the “Financial Information” section.

Webcast and Conference Call

An analyst conference call will be held today, Thursday, May 5, 2016 at 7:30 a.m. CT. A live webcast of the call will be available on a listen-only basis. To listen to the webcast go to CDK’s Investor Relations website, http://investors.cdkglobal.com, and click on the webcast icon. This press release and an accompanying slide presentation have been furnished to the SEC on Form 8-K and will be available to download and print about 60 minutes before the webcast at the CDK Investor Relations website at http://investors.cdkglobal.com. CDK’s financial news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About CDK Global

With more than $2 billion in revenues, CDK Global (Nasdaq:CDK) is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on evolving the automotive retail experience, CDK Global provides solutions to dealers in more than 100 countries around the world, serving more than 27,000 retail locations and most automotive manufacturers. CDK’s solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

CDK Global, Inc.
Consolidated and Combined Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2016		2015	2016		2015
Revenues	$537.7		$526.4	$1,572.4		$1,560.4

Expenses:
Cost of revenues	315.8		321.8	927.8		956.6
Selling, general and administrative expenses	125.0		105.5	328.2		321.9
Restructuring expenses	7.7		—	11.4		—
Separation costs	—		0.6	—		34.6
Total expenses	448.5		427.9	1,267.4		1,313.1

Operating earnings	89.2		98.5	305.0		247.3

Interest expense	(10.7)		(9.3)	(29.5)		(19.4)
Other income, net	0.1		1.8	5.7		4.7

Earnings before income taxes	78.6		91.0	281.2		232.6

Provision for income taxes	(22.9)		(32.8)	(94.6)		(89.0)

Net earnings	55.7		58.2	186.6		143.6
Less: net earnings attributable to noncontrolling interest	1.9		1.9	5.6		5.9
Net earnings attributable to CDK	$53.8		$56.3	$181.0		$137.7

Net earnings attributable to CDK per common share:
Basic	$0.35		$0.35	$1.15		$0.86
Diluted	$0.34		$0.35	$1.14		$0.85

Weighted-average common shares outstanding:
Basic	155.4	(a)	160.6	157.8	(a)	160.7
Diluted	156.3	(a)	161.9	158.7	(a)	161.5

(a) The weighted-average common shares outstanding for the three and nine months ended March 31, 2016 reflect a reduction of 1.0 million shares that were inadvertently issued and distributed at the spin-off to ADP with respect to certain unvested ADP equity awards. For additional information on this matter, refer to Note 1 - Basis of Presentation in our unaudited condensed consolidated and combined financial statements for the quarterly period ended September 30, 2015 filed on Form 10-Q.

CDK Global, Inc.
Consolidated Balance Sheets
(In millions)
(Unaudited)

	March 31,	June 30,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$464.1	$408.2
Accounts receivable, net of allowances	381.5	314.6
Other current assets	178.1	162.4
Total current assets	1,023.7	885.2

Property, plant and equipment, net	108.8	100.0
Other assets	226.0	224.1
Goodwill	1,202.2	1,209.9
Intangible assets, net	112.1	99.3
Total assets	$2,672.8	$2,518.5

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$26.4	$13.0
Accounts payable	31.4	21.7
Accrued expenses and other current liabilities	189.1	154.4
Accrued payroll and payroll-related expenses	106.0	123.2
Short-term deferred revenues	183.7	186.1
Total current liabilities	536.6	498.4

Long-term debt and capital lease obligations	1,196.1	971.1
Long-term deferred revenues	159.7	162.9
Deferred income taxes	62.0	58.2
Other liabilities	67.5	43.8
Total liabilities	2,021.9	1,734.4

Equity:
Preferred stock	—	—
Common stock	1.6	1.6
Additional paid-in-capital	637.1	686.5
Retained earnings	200.5	81.2
Treasury stock, at cost	(234.0)	(50.7)
Accumulated other comprehensive income	26.2	51.6
Total CDK stockholders' equity	631.4	770.2
Noncontrolling interest	19.5	13.9
Total equity	650.9	784.1
Total liabilities and equity	$2,672.8	$2,518.5

CDK Global, Inc.
Consolidated and Combined Statements of Cash Flows
(In millions)
(Unaudited)

	Nine Months Ended
	March 31,
	2016	2015
Cash Flows from Operating Activities:
Net earnings	$186.6	$143.6
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	45.6	57.1
Deferred income taxes	7.8	(2.0)
Stock-based compensation expense	25.5	22.0
Pension expense	—	0.8
Other	(4.5)	(5.9)
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures of businesses:
Increase in accounts receivable	(71.1)	(55.6)
Increase in other assets	(24.0)	(19.1)
Increase in accounts payable	11.3	4.7
Increase in accrued expenses and other liabilities	29.7	14.6
Net cash flows provided by operating activities	206.9	160.2

Cash Flows from Investing Activities:
Capital expenditures	(35.0)	(27.2)
Proceeds from sale of property, plant and equipment	—	0.9
Capitalized software	(9.6)	(7.5)
Acquisitions of businesses, net of cash acquired	(18.0)	—
Contributions to investments	(6.7)	(14.6)
Proceeds from investments	8.7	—
Proceeds from notes receivable from ADP and its affiliates	—	40.6
Net cash flows used in investing activities	(60.6)	(7.8)

Cash Flows from Financing Activities:
Repayments of notes payable to ADP and its affiliates	—	(21.9)
Net transactions of parent company investment	—	(240.8)
Proceeds from long-term debt	250.0	1,750.0
Repayments of long-term debt and capital lease obligations	(13.3)	(756.2)
Dividend paid to ADP at spin-off	—	(825.0)
Dividends paid to stockholders	(61.9)	(38.8)
Repurchases of common stock	(261.0)	(32.2)
Proceeds from exercises of stock options	5.3	6.9
Excess tax benefit from stock-based compensation awards	7.4	9.7
Withholding tax payments for stock-based compensation awards	(8.6)	(0.9)
Dividend payments of CVR to noncontrolling owners	—	(5.4)
Payments of deferred financing costs	(2.1)	(9.2)
Acquisition-related payments	(2.7)	—
Recovery of dividends paid	0.4	—
Net cash flows used in financing activities	(86.5)	(163.8)

Effect of exchange rate changes on cash and cash equivalents	(3.9)	(22.9)

Net change in cash and cash equivalents	55.9	(34.3)

Cash and cash equivalents, beginning of period	408.2	402.8

Cash and cash equivalents, end of period	$464.1	$368.5

CDK Global, Inc.
Adjusted Segment Financial Information
(In millions)
(Unaudited)

During the three months ended September 30, 2015, the Company began to report segment revenues and earnings before income taxes using actual foreign exchange rates. Previously, the Company's revenues and earnings before income taxes for each segment were adjusted to reflect budgeted foreign exchange rates, which resulted in reconciling items for foreign exchange so as to present segment results on a consistent basis without the impact of fluctuations in foreign currency exchange rates. Segment information for the three and nine months ended March 31, 2015 has been updated to conform to the new presentation and the effect of foreign exchange now resides within reportable segment revenues and earnings before income taxes.

	Adjusted Segment Revenues
	Three Months Ended					Nine Months Ended
	March 31,		Change		Constant Currency	March 31,		Change		Constant Currency
	2016	2015	$	%	%	2016	2015	$	%	%
Automotive Retail North America (a)	$344.5	$330.0	$14.5	4%	5%	$1,010.3	$959.9	$50.4	5%	6%
Automotive Retail International (b)	77.3	77.5	(0.2)	—%	6%	234.3	246.1	(11.8)	(5)%	5%
Digital Marketing (c)	115.9	105.7	10.2	10%	10%	327.8	314.4	13.4	4%	5%
Total	$537.7	$513.2	$24.5	5%	6%	$1,572.4	$1,520.4	$52.0	3%	6%

	Adjusted Segment Earnings before Income Taxes
	Three Months Ended					Nine Months Ended
	March 31,		Change		Constant Currency	March 31,		Change		Constant Currency
	2016	2015	$	%	%	2016	2015	$	%	%
Automotive Retail North America (a)	$114.5	$101.0	$13.5	13%	14%	$326.6	$283.7	$42.9	15%	17%
Margin	33.2%	30.6%	260 bps			32.3%	29.6%	270 bps
Automotive Retail International (b)	15.2	12.2	3.0	25%	33%	45.3	40.2	5.1	13%	23%
Margin	19.7%	15.7%	400 bps			19.3%	16.3%	300 bps
Digital Marketing (c)	17.6	10.5	7.1	68%	70%	39.7	29.8	9.9	33%	36%
Margin	15.2%	9.9%	530 bps			12.1%	9.5%	260 bps
Other (d)	(49.0)	(36.2)	(12.8)	35%	35%	(102.8)	(93.1)	(9.7)	10%	10%
Total	$98.3	$87.5	$10.8	12%	15%	$308.8	$260.6	$48.2	18%	22%
Margin	18.3%	17.0%	130 bps			19.6%	17.1%	250 bps

(a) The table below presents a reconciliation of revenues to adjusted revenues and earnings before income taxes to adjusted earnings before income taxes for the Automotive Retail North America (ARNA) segment and includes the constant currency effect of adjusted revenues and adjusted earnings before income taxes.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Revenues	$344.5	$343.2	$1,010.3	$999.9
Internet sales leads revenues	—	(13.2)	—	(40.0)
Adjusted revenues (e)	$344.5	$330.0	$1,010.3	$959.9
Impact of exchange rates	2.6	—	10.9	—
Constant currency adjusted revenues (e)	$347.1	$330.0	$1,021.2	$959.9

Earnings before income taxes	$114.5	$102.0	$326.6	$288.3
Stand-alone public company costs	—	—	—	(2.1)
Internet sales leads earnings	—	(1.0)	—	(2.5)
Adjusted earnings before income taxes (e)	$114.5	$101.0	$326.6	$283.7
Impact of exchange rates	0.9	—	4.1	—
Constant currency adjusted earnings before income taxes (e)	$115.4	$101.0	$330.7	$283.7

(b) The table below presents a reconciliation of revenues and earnings before income taxes for the Automotive Retail International (ARI) segment on a constant currency basis.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Revenues	$77.3	$77.5	$234.3	$246.1
Impact of exchange rates	5.1	—	24.0	—
Constant currency revenues (e)	$82.4	$77.5	$258.3	$246.1

Earnings before income taxes	$15.2	$12.2	$45.3	$40.2
Impact of exchange rates	1.0	—	4.2	—
Constant currency earnings before income taxes (e)	$16.2	$12.2	$49.5	$40.2

(c) The table below presents a reconciliation of earnings before income taxes to adjusted earnings before income taxes for the Digital Marketing (DM) segment and includes the constant currency effect of revenues and adjusted earnings before income taxes.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Revenues	$115.9	$105.7	$327.8	$314.4
Impact of exchange rates	0.3	—	1.2	—
Constant currency revenues (e)	$116.2	$105.7	$329.0	$314.4

Earnings before income taxes	$17.6	$10.5	$39.7	$14.2
Accelerated trademark amortization	—	—	—	15.6
Adjusted earnings before income taxes (e)	$17.6	$10.5	$39.7	$29.8
Impact of exchange rates	0.3	—	0.9	—
Constant currency adjusted earnings before income taxes (e)	$17.9	$10.5	$40.6	$29.8

(d) The table below presents a reconciliation of loss before income taxes to adjusted loss before income taxes for the Other segment and includes the constant currency effect of adjusted loss before income taxes.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Loss before income taxes	$(68.7)	$(33.7)	$(130.4)	$(110.1)
Separation costs	—	0.6	—	34.6
Stand-alone public company costs	—	(3.1)	—	(14.7)
Trademark royalty fee	—	—	—	5.7
Stock-based compensation	—	—	—	(0.4)
Interest expense	—	—	—	(8.2)
Restructuring expenses	7.7	—	11.4	—
Other business transformation expenses	12.0	—	18.8	—
Tax matters indemnification gain, net	—	—	(2.6)	—
Adjusted loss before income taxes (e)	$(49.0)	$(36.2)	$(102.8)	$(93.1)
Impact of exchange rates	—	—	—	—
Constant currency adjusted earnings before income taxes (e)	$(49.0)	$(36.2)	$(102.8)	$(93.1)

(e) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Consolidated and Combined Adjusted Financial Information
(In millions)
(Unaudited)

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2016	2015	$	%	2016	2015	$	%
Revenues	$537.7	$526.4	$11.3	2%	$1,572.4	$1,560.4	$12.0	1%
Internet sales leads revenues	—	(13.2)			—	(40.0)
Adjusted revenues (a)	$537.7	$513.2	$24.5	5%	$1,572.4	$1,520.4	$52.0	3%
Impact of exchange rates	8.0	—			36.1	—
Constant currency adjusted revenues (a)	$545.7	$513.2	$32.5	6%	$1,608.5	$1,520.4	$88.1	6%

Earnings before income taxes	$78.6	$91.0	$(12.4)	(14)%	$281.2	$232.6	$48.6	21%
Separation costs	—	0.6			—	34.6
Accelerated trademark amortization	—	—			—	15.6
Stand-alone public company costs	—	(3.1)			—	(16.8)
Trademark royalty fee	—	—			—	5.7
Stock-based compensation	—	—			—	(0.4)
Interest expense	—	—			—	(8.2)
Restructuring expenses	7.7	—			11.4	—
Other business transformation expenses	12.0	—			18.8	—
Tax matters indemnification gain, net	—	—			(2.6)	—
Internet sales leads earnings	—	(1.0)			—	(2.5)
Adjusted earnings before income taxes (a)	$98.3	$87.5	$10.8	12%	$308.8	$260.6	$48.2	18%
Adjusted margin	18.3%	17.0%	130 bps		19.6%	17.1%	250 bps
Impact of exchange rates	2.2	—			9.2	—
Constant currency adjusted earnings before income taxes (a)	$100.5	$87.5	$13.0	15%	$318.0	$260.6	$57.4	22%

Provision for income taxes	$22.9	$32.8	$(9.9)	(30)%	$94.6	$89.0	$5.6	6%
Income tax effect of pre-tax adjustments	7.1	(1.4)			10.4	5.3
Income tax expense due to bonus depreciation law change	—	—			—	(4.6)
Pre spin-off filed tax return adjustment	—	—			0.4	—
Adjusted provision for income taxes (a)	$30.0	$31.4	$(1.4)	(4)%	$105.4	$89.7	$15.7	18%
Adjusted effective tax rate	30.5%	35.9%			34.1%	34.4%

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2016	2015	$	%	2016	2015	$	%
Net earnings	$55.7	$58.2	$(2.5)	(4)%	$186.6	$143.6	$43.0	30%
Less: net earnings attributable to noncontrolling interest	1.9	1.9			5.6	5.9
Net earnings attributable to CDK	53.8	56.3	(2.5)	(4)%	181.0	137.7	43.3	31%
Separation costs	—	0.6			—	34.6
Accelerated trademark amortization	—	—			—	15.6
Stand-alone public company costs	—	(3.1)			—	(16.8)
Trademark royalty fee	—	—			—	5.7
Stock-based compensation	—	—			—	(0.4)
Interest expense	—	—			—	(8.2)
Restructuring expenses	7.7	—			11.4	—
Other business transformation expenses	12.0	—			18.8	—
Tax matters indemnification gain, net	—	—			(2.6)	—
Internet sales leads earnings	—	(1.0)			—	(2.5)
Income tax effect of pre-tax adjustments	(7.1)	1.4			(10.4)	(5.3)
Income tax expense due to bonus depreciation law change	—	—			—	4.6
Pre spin-off filed tax return adjustment	—	—			(0.4)	—
Adjusted net earnings attributable to CDK (a)	$66.4	$54.2	$12.2	23%	$197.8	$165.0	$32.8	20%

Adjusted net earnings attributable to CDK per common share (a):
Basic	$0.43	$0.34		26%	$1.25	$1.03		21%
Diluted	$0.42	$0.33		27%	$1.25	$1.02		23%

Weighted-average common shares outstanding:
Basic (b)	155.4	160.6			157.8	160.7
Diluted (b)	156.3	161.9			158.7	161.5

Earnings before income taxes	$78.6	$91.0	$(12.4)	(14)%	$281.2	$232.6	$48.6	21%
Interest expense	10.7	9.3			29.5	19.4
Depreciation and amortization	16.9	13.7			45.6	57.1
Separation costs	—	0.6			—	34.6
Stand-alone public company costs	—	(3.1)			—	(16.8)
Trademark royalty fee	—	—			—	5.7
Total stock-based compensation	12.7	8.6			25.5	22.0
Restructuring expenses	7.7	—			11.4	—
Other business transformation expenses	11.2	—			17.4	—
Tax matters indemnification gain, net	—	—			(2.6)	—
Internet sales leads earnings	—	(1.0)			—	(2.5)
Adjusted EBITDA (a)	$137.8	$119.1	$18.7	16%	$408.0	$352.1	$55.9	16%
Adjusted margin	25.6%	23.2%	240 bps		25.9%	23.2%	270 bps

	Nine Months Ended
	March 31,
	2016	2015
Net cash flows provided by operating activities	$206.9	$160.2
Capital expenditures	(35.0)	(27.2)
Capitalized software	(9.6)	(7.5)
Free cash flow (a)	$162.3	$125.5

(a) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

(b) The weighted-average common shares outstanding for the three and nine months ended March 31, 2016 reflect a reduction of 1.0 million shares that were inadvertently issued and distributed at the spin-off to ADP with respect to certain unvested ADP equity awards. For additional information on this matter, refer to Note 1 - Basis of Presentation in our unaudited condensed consolidated and combined financial statements for the quarterly period ended September 30, 2015 filed on Form 10-Q.

CDK Global, Inc.
Consolidated and Combined Adjusted FY2015 Financial Information and FY2016 Guidance
(In millions, except per share amounts)
(Unaudited)

	(b)	(c)
	FY2015	Adjustments	FY2015	FY2016E
Revenues	$2,063.5	$—	$2,063.5
Internet sales leads revenues	(46.2)	—	(46.2)
Adjusted revenues (a)	$2,017.3	$—	$2,017.3
Growth %				4 - 5%

Earnings before income taxes	$299.9	$—	$299.9
Separation costs	34.6	—	34.6
Accelerated trademark amortization	15.6	—	15.6
Stand-alone public company costs	—	(16.8)	(16.8)
Trademark royalty fee	—	5.7	5.7
Stock-based compensation	—	(0.4)	(0.4)
Interest expense	—	(8.2)	(8.2)
Restructuring expenses	2.4	—	2.4
Other business transformation expenses	1.9	—	1.9
Tax matters indemnification loss	1.1	—	1.1
Internet sales leads earnings	(2.5)	—	(2.5)
Adjusted earnings before income taxes (a)	$353.0	$(19.7)	$333.3
Growth %				26 - 27%

Adjusted margin %	17.5%		16.5%
Growth				approximately 350 bps

Provision for income taxes	$113.6	$—	$113.6
Income tax effect of pre-tax adjustments	14.0	(7.6)	6.4
Tax law change - bonus depreciation	(4.6)	—	(4.6)
Pre spin-off filed tax return adjustment	(0.5)	—	(0.5)
Adjusted provision for income taxes (a)	$122.5	$(7.6)	$114.9
Adjusted effective tax rate	34.7%		34.5%

	(b)	(c)
	FY2015	Adjustments	FY2015	FY2016E
Net earnings	$186.3	$—	$186.3
Less: net earnings attributable to noncontrolling interest	7.9	—	7.9
Net earnings attributable to CDK	178.4	—	178.4
Separation costs	34.6	—	34.6
Accelerated trademark amortization	15.6	—	15.6
Stand-alone public company costs	—	(16.8)	(16.8)
Trademark royalty fee	—	5.7	5.7
Stock-based compensation	—	(0.4)	(0.4)
Interest expense	—	(8.2)	(8.2)
Restructuring expenses	2.4	—	2.4
Other business transformation expenses	1.9	—	1.9
Tax matters indemnification loss	1.1	—	1.1
Internet sales leads earnings	(2.5)	—	(2.5)
Income tax effect of pre-tax adjustments	(14.0)	7.6	(6.4)
Tax law change - bonus depreciation	4.6	—	4.6
Pre spin-off filed tax return adjustment	0.5	—	0.5
Adjusted net earnings attributable to CDK (a)	$222.6	$(12.1)	$210.5
Growth %				27 - 28%

Adjusted diluted net earnings attributable to CDK per share (a)	$1.38		$1.30
Weighted-average diluted shares outstanding	161.6		161.6
Growth %				approximately 30%

Earnings before income taxes	$299.9	$—	$299.9
Interest expense	28.8	—	28.8
Depreciation and amortization	76.5	—	76.5
Separation costs	34.6	—	34.6
Stand-alone public company costs	—	(16.8)	(16.8)
Trademark royalty fee	—	5.7	5.7
Total stock-based compensation	30.4	—	30.4
Restructuring expenses	2.4	—	2.4
Other business transformation expenses	1.9	—	1.9
Tax matters indemnification loss	1.1	—	1.1
Internet sales leads earnings	(2.5)	—	(2.5)
Adjusted EBITDA (a)	$473.1	$(11.1)	$462.0
Adjusted margin %	23.5%		22.9%
Growth %				approximately 350 bps

(a) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

Fiscal 2015 Results

(b) Amounts in this column represent fiscal 2015 results presented on the same basis as fiscal 2014 results as presented under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Item 7 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2015.

Fiscal 2015 Baseline for Fiscal 2016 Guidance

(c) Amounts in this column represent adjustments necessary to our fiscal 2015 results for presentation on the same basis as our fiscal 2016 forecast for the purpose of providing guidance.

CDK Global, Inc.
Performance Metrics
(Unaudited)

CDK management regularly reviews the following key performance measures to evaluate business results and make operating and strategic decisions. These measures are intended to provide directional information regarding trends in our recurring subscription revenues. The following table summarizes these measures for recurring subscription revenues in our segments:

	For the three months ended
	September 30, 2014 (a)	December 31, 2014 (a)	March 31, 2015 (a)	June 30, 2015 (a)	September 30, 2015	December 31, 2015	March 31, 2016
ARNA
Automotive
DMS Customer Sites (b)	9,014	9,140	9,167	9,190	9,181	9,210	9,184
Avg Revenue Per Site (c)	$6,543	$6,572	$6,831	$6,662	$6,998	$7,038	$7,248

Adjacencies
DMS Customer Sites (b)	4,673	4,823	4,959	5,029	5,096	5,178	5,236
Avg Revenue Per Site (c)	$1,524	$1,507	$1,536	$1,522	$1,551	$1,554	$1,585

Total ARNA
DMS Customer Sites (b)	13,687	13,963	14,126	14,219	14,277	14,388	14,420
Avg Revenue Per Site (c)	$4,829	$4,829	$4,983	$4,849	$5,057	$5,069	$5,199

ARI
DMS Customer Sites (b)	13,437	13,422	13,294	13,218	13,208	13,267	13,240
Avg Revenue Per Site (c)	$1,101	$1,097	$1,119	$1,133	$1,151	$1,219	$1,236

Digital Marketing
Websites (d)	7,809	7,783	7,448	7,028	6,946	6,871	6,761
Avg Revenue Per Website (e)	$3,202	$3,301	$3,333	$3,449	$3,548	$3,665	$3,779

(a) Average revenue per Dealer Management System (DMS) customer site and average revenue per website have been updated for fiscal 2015 to reflect budgeted foreign exchange rates for fiscal 2016.

(b) DMS Customer Sites - We track the number of customer sites that have an active DMS. Consistent with our strategy of growing our automotive retail customer base, we view the number of customer sites purchasing our DMS solutions as an indicator of market penetration for our Automotive Retail segments. Our DMS customer site count includes retailers with an active DMS that sell vehicles in the automotive and adjacent markets. Adjacent markets include heavy truck dealerships that provide vehicles to the over-the-road trucking industry; recreation dealerships in the motorcycle, marine and recreational vehicle industries; and heavy equipment dealerships in the agriculture and construction equipment industries. We consider a DMS to be active if we have billed a subscription fee for that solution during the most recently ended calendar month.

(c)  Average Revenue Per DMS Customer Site - Average revenue per Automotive Retail DMS customer site is an indicator of the adoption of our solutions by DMS customers, and we monitor changes in this metric to measure the effectiveness of our strategy to deepen our relationships with our current customer base through upgrading and expanding solutions. We calculate average revenue per DMS customer site by dividing the monthly applicable revenue generated from our solutions in a period by the average number of DMS customer sites in the period. Revenue underlying this metric is based on budgeted foreign exchange rates. Average revenue per DMS customer site for the quarterly periods in fiscal 2015 has been adjusted to reflect budgeted foreign exchange rates for fiscal 2016.

(d) Websites - For the Digital Marketing segment, we track the number of websites that we host and develop for our original equipment manufacturer (OEM) and automotive retail customers as an indicator of business activity. The number of websites as of a specified date is the total number of full function dealer websites or portals that are currently accessible.

(e) Average Revenue Per Website - We monitor changes in our average revenue per website as an indicator of the relative depth of our relationships in our Digital Marketing segment. We calculate average revenue per website by dividing the monthly revenue generated from our Digital Marketing solutions in a period, excluding OEM advertising revenues, by the average number of customer websites in the period. Revenue underlying this metric is based on budgeted foreign exchange rates. Average revenue per website for the quarterly periods in fiscal 2015 has been adjusted to reflect budgeted foreign exchange rates for fiscal 2016.

Non-GAAP Financial Measures

We use certain adjusted results to evaluate our operating performance. In addition, we use adjusted EBITDA, among other measures, as an input to determine incentive-based compensation. Our non-GAAP adjustments principally relate to expenses and benefits that impact comparability of the underlying GAAP measures. We believe our non-GAAP measures provide relevant and useful information for users of the financial statements because they provide insight into our ongoing operating results. Adjusted revenues, adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted basic and diluted earnings attributable to CDK per share, adjusted EBITDA, constant currency, and free cash flow reflect the adjustments described below. EBITDA is calculated as earnings before income taxes adjusted to exclude interest expense, depreciation, and amortization. Because adjusted results are not measures of performance that are calculated in accordance with GAAP, they should not be considered in isolation from, or as a substitute for, other metrics that are calculated in accordance with GAAP.

Management has excluded revenues related to the Internet sales leads business, which was part of the ARNA segment and was sold on May 21, 2015, from adjusted revenues.

Management has excluded the following items from adjusted earnings before income taxes:

  Earnings before income taxes related to the Internet sales leads business, which was part of the ARNA segment and was sold on May 21, 2015.

  Incremental costs incurred for the three and nine months ended March 31, 2015 that were directly attributable to the spin-off from ADP.

  Accelerated amortization recognized during the nine months ended March 31, 2015 in the DM segment for the Cobalt trademark related to the change in useful life.

  Incremental costs associated with the formation of corporate departments as a stand-alone public company, incremental stock-based compensation expenses incurred for staff additions to build out corporate functions and director compensation costs, and interest expense related to indebtedness incurred with the spin-off. These costs were incurred in the three and nine months ended March 31, 2016 and have been reflected as adjustments in the three and nine months ended March 31, 2015 to present these periods on a comparable basis.

  Elimination of the royalty paid to ADP for the utilization of the ADP trademark during the nine months ended March 31, 2015, prior to our spin-off from ADP, as there is no comparable royalty after the spin-off.

  Restructuring expenses recognized in connection with our business transformation plan for the three and nine months ended March 31, 2016. Other business transformation expenses are included within cost of revenues and selling, general and administrative expenses and were incurred in connection with our business transformation plan for the three and nine months ended March 31, 2016.

  Net gain recorded within other income, net associated with an indemnification receivable from ADP for pre spin-off tax periods in accordance with the tax matters agreement.

Management has excluded the following items from adjusted provision for income taxes:

  Income tax effect of pre-tax adjustments described above, including separation costs for the three and nine months ended March 31, 2015, which were partially tax deductible, and the tax effect of the Internet sales leads business.

  Adjustment recognized during the nine months ended March 31, 2015 to deferred taxes related to the bonus depreciation to which ADP is entitled under the tax law and in accordance with the tax matters agreement to claim additional tax depreciation for assets associated with our business for tax periods prior to our spin-off from ADP.

  Net income tax benefit to adjust the liability for pre spin-off tax returns related to the tax matters indemnification gain, net noted above.

Management has excluded the items described above for adjusted earnings before income taxes and adjusted provision for income taxes from adjusted net earnings attributable to CDK and adjusted basic and diluted net earnings attributable to CDK per share.

Management has excluded the following items from adjusted EBITDA:

  Interest expense included within the financial statements for the periods presented.

  Depreciation and amortization included within the financial statements for the periods presented, including the accelerated amortization attributable to the Cobalt trademark recognized during the nine months ended March 31, 2015.

  Incremental costs incurred for the three and nine months ended March 31, 2015 that were directly attributable to the spin-off from ADP.

  Incremental costs associated with the formation of corporate departments as a stand-alone public company and incremental stock-based compensation expenses incurred for staff additions to build out corporate functions and director compensation costs. These costs were incurred in the three and nine months ended March 31, 2016 and have been reflected as adjustments in the three and nine months ended March 31, 2015 to present these periods on a comparable basis.

  Elimination of the royalty paid to ADP for the utilization of the ADP trademark during the nine months ended March 31, 2015, prior to our spin-off from ADP, as there is no comparable royalty after the spin-off.

  Total stock-based compensation expense recognized for the periods presented, of which $3.5 million relates to incremental expense in connection with Mr. Anenen's Transition Agreement.

  Restructuring expenses recognized in connection with our business transformation plan for the three and nine months ended March 31, 2016. Other business transformation expenses are included within cost of revenues and selling, general and administrative expenses and were incurred in connection with our business transformation plan for the three and nine months ended March 31, 2016. Other business transformation expenses exclude $0.8 million and $1.4 million of accelerated depreciation expense and stock-based compensation expense for the three and nine months ended March 31, 2016, respectively.

  Net gain recorded within other income, net associated with an indemnification receivable from ADP for pre spin-off tax periods in accordance with the tax matters agreement.

  Earnings before income taxes related to the Internet sales leads business, which was part of the ARNA segment and was sold on May 21, 2015.

We also review certain non-GAAP measures, namely adjusted revenues and adjusted earnings before income taxes, on a constant currency basis to understand underlying business trends. To present these results on a constant currency basis, current period results for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollar using the average monthly exchange rate for the comparable prior period. As a result, constant currency results neutralize the effects of foreign currency.

Free cash flow is defined as cash flows from operating activities less amounts paid for capital expenditures and capitalized software.

Forward-Looking Statements

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including forecasts for CDK’s fiscal year ending June 30, 2016, statements concerning CDK’s business transformation plan, other plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, business trends, intention to make share repurchases and to declare and pay future dividends and other information, may be forward-looking statements. Words such as "might," "will," "may," “could,” "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by these forward-looking statements.
Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK’s success in obtaining, retaining and selling additional services to customers; the pricing of CDK’s products and services; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and advertising and related industry changes; employment and wage levels; changes in regulation; changes in technology, security breaches, interruptions, failures and other errors involving CDK’s systems; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; CDK’s ability to timely and effectively implement its business transformation plan; and the ability of CDK’s significant stockholders and their affiliates to significantly influence CDK’s decisions. The statements in this document are made as of the date of this document, even if subsequently made available by CDK on its website or otherwise. CDK disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed in CDK’s reports filed with the Securities and Exchange Commission (SEC), including those discussed under "Part I, Item 1A. Risk Factors" in CDK’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and its most recent Quarterly Report on Form 10-Q should be considered in evaluating any forward-looking statements contained herein. These filings can be found on CDK’s website at www.cdkglobal.com and the SEC’s website at www.sec.gov.

Investor Relations Contacts:
Elena Rosellen
973.588.2511
elena.rosellen@cdk.com

Jennifer Gaumond
847.485.4424
jennifer.gaumond@cdk.com

Media Contact:
Kyle Donash
847.485.4335
kyle.donash@cdk.com